UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2004

UCLUELET EXPLORATION CORP
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-102661
(Commission File Number)

98-0389524
(IRS Employer Identification No.)

2861 W. 12th Vancouver, B.C, V6K 2R1
(Address of principal executive offices and Zip Code)

604-734-5501
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 29, 2004, the Company purchased an option to acquire up to a 100% interest in a mineral property known as the Hit Property located in Aspen Grove, British Columbia for $7,400. The property is subject to a 2% net smelter royalty in favour of the Optionor. We are required to make the following payments to the optionor to earn a 100% interest in the property: (1) $20,000 on or before January 29, 2005; (2) $30,000 on or before January 30, 2006; and (3) $40,000 on or before January 29, 2007. The property consists of 23 mineral claims over a total of approximately 1,543 acres.

The claims in the area were originally held since the 1980's by Inco Ltd. and were worked by Vanco and others up to 1991. Cassidy Gold wrote a summary report on the property which recommended a $75,000 trenching and small drill program that included work in the Hit Property.

With Inco Ltd holding claims in the area for nearly 20 years and not conducting work on them for more than 10 years this is the first opportunity for a company to follow up the early exploration efforts.

Item 7. Exhibits

10.1 Mineral Property Option Agreement between Adam Travis, Geologist and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCLUELET EXPLORATION CORP.

/s/ David Heel
_____________________________
David Heel, Director

Date: January 30, 2004